UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

NITCHES, INC.
(Exact name of registrant as specified in its charter)

California	0-13851	95-2848021
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10280 Camino Santa Fe, San Diego, California 92121
(Address of principal executive offices)

Registrant's telephone number: (858) 625-2633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

     As previously announced on the Form 8-K filed on April 25, 2007, Nitches, Inc., a California corporation ("we," "our" or "us"), entered into a stock purchase agreement with Sojitz Corporation, a Japanese corporation, pursuant to which we agreed to sell to Sojitz, and Sojitz agreed to purchase from us $1.5 million of our common stock in a closing that was to occur on or before May 31, 2007. Such closing occurred on April 27, 2007, and we issued 406,137 shares of our common stock to Sojitz in exchange for $1.5 million. Such issuance, as previously disclosed in the Form 8-K we filed on April 25, 2007, was exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, because the transaction did not involve a public offering.

     Also as previously announced on the Form 8-K filed on April 25, 2007, under the terms of the stock purchase agreement, we also agreed to file, at our expense, no later than five days following the closing date, a registration statement with the U.S. Securities and Exchange Commission to register Sojitz's resale of the 406,137 shares of our common stock. We filed such registration statement on May 1, 2007.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

NITCHES, INC.
Registrant

May 2, 2007	By:	/s/ Steven P. Wyandt
Steven P. Wyandt
As Principal Financial Officer
and on behalf of Registrant